UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 28, 2013
Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable             ___
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 31, 2013, Diamond Resorts International, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2013. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K, including exhibits hereto, contains forward-looking statements, including statements regarding the current expectations of the Company about its prospects and opportunities. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company's actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, adverse trends or disruptions in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with the Company's affiliates and other third parties, including termination of the Company's hospitality management contracts; the Company's ability to maintain an optimal inventory of vacation ownership interests (VOIs) for sale; the Company's ability to sell, securitize or borrow against its consumer loans; decreased demand from prospective purchasers of VOIs; adverse events or trends in vacation destinations and regions where the resorts in our network are located; changes in the Company's senior management; the Company's ability to comply with regulations applicable to the vacation ownership industry; the effects of the Company's indebtedness and its compliance with the terms thereof; the Company's ability to successfully implement its growth strategy; the success of the Company's acquisitions and other strategic transactions; and the Company's ability to compete effectively.
For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's other filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.
Non-GAAP Financial Measure and Reconciliation
The press release attached as Exhibit 99.1 presents for the applicable periods the Company's Adjusted EBITDA, which is a financial measure that has not been calculated, and is not presented, in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). See "Capital Resources and Liquidity" and "Presentation of Certain Financial Metrics" in the press release attached as Exhibit 99.1 for a reconciliation of this non-U.S. GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a discussion of the Company's reasons for presenting this non-U.S. GAAP financial measure.
Item 7.01. Regulation FD Disclosure.
Effective October 28, 2013, to facilitate the Company’s establishment of a fully independent Audit Committee, Lowell D. Kraff, the then-current Chairman of the Audit Committee, resigned from his position on the Audit Committee.  Mr. Kraff will continue to serve on the Company’s Board of Directors (the “Board”).  In connection with Mr. Kraff’s resignation from the Audit Committee, also effective October 28, 2013, the Board appointed Hope S. Taitz, who is an independent director within the meaning of the applicable rules of the SEC and the NYSE, to fill the vacant seat on the Audit Committee, and appointed David J. Berkman, who has served on the Audit Committee since its inception, to serve as Chairman.
Item 9.01. Financial Statements and Exhibits.
d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Diamond Resorts International, Inc. on October 31, 2013 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.
October 31, 2013	By: /s/ David F. Palmer Name: David F. Palmer Title: President and Chief Executive Officer